UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 22, 2006, the Board of Directors (the “Board”) accepted the resignation of Mr. James H. Moar from the Board and related responsibilities on the Audit and Governance Committees.

The Company’s Corporate Governance Guidelines require a director to offer his or her resignation when the director experiences a change in his or her employment responsibilities. Mr. Moar’s employer, Identix Incorporated, recently became a subsidiary of L-1 Identity Solutions Inc. and ceased being a publicly-traded company. Mr. Moar became the President of Identix Incorporated, a position without significant public company responsibilities. The Board accepted Mr. Moar’s resignation. A copy of Mr. Moar’s letter of resignation is included in this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Letter of Resignation, dated September 21, 2006

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date:	September 28, 2006	By:	\s\Karen Park Gallivan
Karen Park Gallivan
		Its:	Vice President, General Counsel and Secretary